Date:	October 11, 2005

Media Contact:	William H. Galligan	Phone:	816/983-1551

william.h.galligan@kcsr.com

KCS Sets Third Quarter Earnings Release Date, Conference Call

Kansas City, MO, October 11, 2005. Kansas City Southern (KCS) (NYSE:KSU) will release its third quarter 2005 earnings prior to the opening of the New York Stock Exchange (NYSE) on Wednesday, November 2, 2005.

Management will host a conference call to discuss the Company’s third quarter 2005 financial and operating performance on Wednesday, November 2, at 1:00 p.m. Eastern. Those interested in listening to the call should dial 1/800-955-1795 (U.S. and Canada) or 1/706-643-0096 (International) ten minutes prior to the beginning of the presentation. Accompanying visuals will be available prior to the presentation on KCS’ website: www.kcsi.com. A replay of the conference call will be available for one week (through November 9) by dialing 1/800-642-1867 (U.S. and Canada) or 1/706-645-9291 (International) and providing the conference I.D. number 1417079.

Headquartered in Kansas City, MO, KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holdings include The Kansas City Southern Railway Company and The Texas-Mexican Railway Company, serving the central and south central U.S. Its international holdings include TFM, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50% interest in The Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.